Exhibit 99.1

Belden Reports First Quarter 2026 Results
Separately Announces Definitive Agreement to Acquire RUCKUS Networks

St. Louis, Missouri – April 30, 2026 - Belden Inc. (NYSE: BDC) (“Belden” or the “Company”), a leading global supplier of specialty networking solutions, today reported fiscal first quarter results for the period ended March 29, 2026.

First Quarter 2026 Highlights
•Revenues of $696 million, up 11% y/y and up 7% y/y organically
•GAAP EPS of $1.30, up 2% y/y
•Adjusted EPS of $1.77, up 11% y/y
•Repurchased 0.3 million shares for $30 million during the quarter

"Belden delivered a strong start to 2026, with revenues up 11% year over year and up 7% organically, reflecting continued momentum in our solutions strategy and solid execution across the business,” said Ashish Chand, President and CEO of Belden Inc. “Adjusted EPS of $1.77 was up 11% year over year, demonstrating the earnings power of our growing solutions portfolio. Customers continue to invest in digitization, automation and IT/OT convergence, and Belden is increasingly positioned as the solutions partner of choice to help them build secure, reliable, high-performance networks. Together with RUCKUS, Belden will be positioned to deliver the most comprehensive IT/OT networking solution in the industry."

First Quarter 2026

Revenues for the quarter increased by $71 million, or 11%, to $696 million from $625 million in the year-ago period. Revenues increased 7% organically. Net income was $51 million, compared to $52 million in the year-ago period. Net income as a percentage of revenues was 7.3%, compared to 8.3% in the year-ago period. EPS totaled $1.30 for the quarter, compared to $1.27 in the year-ago period.

Adjusted EBITDA was $118 million, up $14 million, or 14%, compared to $104 million in the year-ago period. Adjusted EBITDA margin was 17.0%, up 40 bps, compared to 16.6% in the year-ago period. Adjusted EPS was $1.77, increasing 11% compared to $1.60 in the year-ago period. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

Acquisition of RUCKUS Networks

In a separate press release issued today, Belden announced that it has entered into a definitive agreement to acquire RUCKUS Networks (“RUCKUS”), a global provider of intelligent network solutions, from Vistance Networks (Nasdaq: VISN) for approximately $1.85 billion.

Outlook

"While underlying demand signals remain encouraging, near-term visibility is limited and the broader macroeconomic and geopolitical environment remains fluid. Our teams and customers are actively managing input costs and supply chain resiliency, and our guidance reflects a balanced, measured view consistent with typical seasonal patterns. The long-term fundamentals driving our business, data growth, automation, and IT/OT convergence have not changed. We remain focused on disciplined execution as we advance our solutions strategy and compound value over time," said Dr. Chand. Assuming the continuation of current market conditions, the table below provides guidance for the second quarter of 2026 on a standalone basis, excluding any contribution from the proposed acquisition of RUCKUS.

Second Quarter 2026:
Guidance
Revenues (million)	$735 - $750
GAAP EPS	$1.53 - $1.63
Adjusted EPS	$1.95 - $2.05

Earnings Conference Call

Management will host a conference call today at 8:30 am ET to discuss Belden's agreement to acquire RUCKUS, as well as the quarterly results. The listen-only audio of the conference call will be broadcast live online at https://investor.belden.com. The dial-in number for participants is 1-800-330-6710 with confirmation code 5588336. A replay of this conference call will remain accessible in the investor relations section of the Company’s website for a limited time.

Earnings per Share (EPS) and Organic Growth

All references to EPS within this earnings release refer to net income per diluted share. Organic growth is calculated as the change in revenues excluding the impacts from currency exchange rates, copper prices, acquisitions, and divestitures.

BELDEN INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025

	(In thousands, except per share data)
Revenues	$696,375	$624,861
Cost of sales	(438,287)	(379,021)
Gross profit	258,088	245,840
Selling, general and administrative expenses	(138,652)	(131,522)
Research and development expenses	(30,089)	(28,417)
Amortization of intangibles	(11,388)	(13,275)
Operating income	77,959	72,626
Interest expense, net	(13,459)	(10,104)
Non-operating pension cost	(456)	(441)
Loss on debt extinguishment	(1,273)	—
Income before taxes	62,771	62,081
Income tax expense	(11,744)	(10,144)
Net income	51,027	51,937

Weighted average number of common shares and equivalents:
Basic	38,814	40,166
Diluted	39,395	40,844

Basic income per share	$1.31	$1.29

Diluted income per share	$1.30	$1.27

Common stock dividends declared per share	$0.05	$0.05

BELDEN INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 29, 2026	December 31, 2025

	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$272,151	$389,887
Receivables, net	499,090	462,845
Inventories, net	423,124	402,345
Other current assets	85,522	94,303
Total current assets	1,279,887	1,349,380
Property, plant and equipment, less accumulated depreciation	569,389	566,020
Operating lease right-of-use assets	105,749	113,033
Goodwill	1,034,037	1,036,821
Intangible assets, less accumulated amortization	392,431	399,799
Deferred income taxes	14,099	14,512
Other long-lived assets	63,832	64,056
	$3,459,424	$3,543,621

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$326,931	$361,432
Accrued liabilities	286,703	336,067
Total current liabilities	613,634	697,499
Long-term debt	1,260,359	1,285,666
Postretirement benefits	62,767	63,598
Deferred income taxes	112,458	98,060
Long-term operating lease liabilities	89,874	94,372
Other long-term liabilities	37,331	40,002
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	862,720	867,457
Retained earnings	1,454,639	1,405,572
Accumulated other comprehensive loss	(95,715)	(97,204)
Treasury stock	(939,146)	(911,904)
Total stockholders’ equity	1,283,001	1,264,424
	$3,459,424	$3,543,621

BELDEN INC.
CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025

	(In thousands)
Cash flows from operating activities:
Net income	$51,027	$51,937
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation and amortization	32,456	29,784
Share-based compensation	9,161	7,776
Loss on debt extinguishment	1,273	—
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes, acquired businesses and disposals:
Receivables	(37,906)	(5,934)
Inventories	(21,883)	(26,676)
Accounts payable	(19,431)	(8,612)
Accrued liabilities	(36,679)	(40,913)
Income taxes	2,393	6,813
Other assets	5,594	(3,634)
Other liabilities	(4,671)	(3,100)
Net cash provided by (used for) operating activities	(18,666)	7,441
Cash flows from investing activities:
Capital expenditures	(44,392)	(32,202)
Proceeds from disposal of tangible assets	—	106
Cash from business acquisitions	—	7,918
Net cash used for investing activities	(44,392)	(24,178)
Cash flows from financing activities:
Payments under borrowing arrangements	(535,860)	—
Payments under share repurchase program, including excise tax	(30,381)	(84,492)
Withholding tax payments for share-based payment awards	(17,700)	(13,671)
Debt issuance costs paid	(8,630)	—
Cash dividends paid	(1,970)	(2,017)
Payments under financing lease obligations	(492)	(422)
Proceeds from issuance of common stock	4,696	3,818
Borrowings under credit arrangements	537,255	—
Net cash used for financing activities	(53,082)	(96,784)
Effect of foreign currency exchange rate changes on cash and cash equivalents	(1,596)	2,216
Decrease in cash and cash equivalents	(117,736)	(111,305)
Cash and cash equivalents, beginning of period	389,887	370,302
Cash and cash equivalents, end of period	$272,151	$258,997

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory to fair value, and transaction costs; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and assets; amortization of intangible assets; gains (losses) on debt extinguishment; certain gains (losses) from patent settlements; discontinued operations; and other costs. We adjust for the items listed above in all periods presented, unless the impact is clearly immaterial to our financial statements. When we calculate the tax effect of the adjustments, we include all current and deferred income tax expense commensurate with the adjusted measure of pre-tax profitability.
We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. As an example, we adjust for acquisition-related expenses, such as amortization of intangibles and impacts of fair value adjustments because they generally are not related to the acquired business' core business performance. As an additional example, we exclude the costs of restructuring programs, which can occur from time to time for our current businesses and/or recently acquired businesses. We exclude the costs in calculating adjusted results to allow us and investors to evaluate the performance of the business based upon its expected ongoing operating structure. We believe the adjusted measures, accompanied by the disclosure of the costs of these programs, provides valuable insight.

Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended
	March 29, 2026	March 30, 2025

	(In thousands, except percentages and per share amounts)
Revenues	$696,375	$624,861

GAAP gross profit	$258,088	$245,840
Amortization of software development intangible assets	3,372	2,613
Severance, restructuring, and acquisition integration costs	3,981	9
Adjusted gross profit	$265,441	$248,462

GAAP gross profit margin	37.1%	39.3%
Adjusted gross profit margin	38.1%	39.8%

GAAP selling, general and administrative expenses	$(138,652)	$(131,522)
Severance, restructuring, and acquisition integration costs	3,879	1,594
Adjustments related to acquisitions and divestitures	(955)	298
Adjusted selling, general and administrative expenses	$(135,728)	$(129,630)

GAAP research and development expenses	$(30,089)	$(28,417)
Severance, restructuring, and acquisition integration costs	1,192	95
Adjusted research and development expenses	$(28,897)	$(28,322)

GAAP net income	$51,027	$51,937
Income tax expense	11,744	10,144
Interest expense, net	13,459	10,104
Loss on debt extinguishment	1,273	—
Total non-operating adjustments	26,476	20,248

Amortization of intangible assets	11,388	13,275
Amortization of software development intangible assets	3,372	2,613
Severance, restructuring, and acquisition integration costs	9,052	1,698
Adjustments related to acquisitions and divestitures	(955)	298
Total operating income adjustments	22,857	17,884
Depreciation expense	17,696	13,896

Adjusted EBITDA	$118,056	$103,965

GAAP net income margin	7.3%	8.3%
Adjusted EBITDA margin	17.0%	16.6%

GAAP net income	$51,027	$51,937
Plus: Operating income adjustments from above	22,857	17,884
Less: Tax effect of adjustments above	5,488	4,336
Plus: Loss on debt extinguishment	1,273	—
Adjusted net income	$69,669	$65,485

GAAP income per diluted share	$1.30	$1.27
Adjusted income per diluted share	$1.77	$1.60

GAAP and adjusted diluted weighted average shares	39,395	40,844

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

	Three Months ended		GAAP	Non-GAAP
	March 29, 2026	March 30, 2025	Revenue Growth	Foreign Currency Impact	Copper Pass-Through Pricing Impact	Acquisitions and Divestitures Impact	Organic Growth
	(In thousands, except percentages)
Revenues	$696,375	$624,861	11%	2%	2%	—%	7%

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash from operating activities adjusted for capital expenditures net of the proceeds from the disposal of assets. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended
	March 29, 2026	March 30, 2025

	(In thousands)
GAAP net cash provided by (used for) operating activities	$(18,666)	$7,441
Capital expenditures	(44,392)	(32,202)
Proceeds from disposal of tangible assets	—	106
Non-GAAP free cash flow	$(63,058)	$(24,655)

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
(Unaudited)

Three Months Ended
June 28, 2026

GAAP EPS	$1.53 - $1.63
Amortization of intangible assets	0.28
Severance, restructuring, and acquisition integration costs	0.08
Adjustments related to acquisitions and divestitures	0.06
Adjusted EPS	$1.95 - $2.05

Our guidance is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, adjustments related to acquisitions and divestitures, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements

This release contains, and any statements made by us concerning the subject matter of this release may contain, forward-looking statements, including the closing of the acquisition and our outlook for the remainder of 2026 and beyond. Forward-looking statements also include any statements regarding future financial performance (including revenues, growth, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the risk that the RUCKUS transaction may not be completed in a timely manner or at all, the inability to integrate or realize the benefits of the RUCKUS transaction, disruptions in the Company’s information systems including due to cyber-attacks; the impact of volatility in global trade policies and tariffs; the impact of disruptions in the global supply chain, including the inability to timely obtain raw materials and components in sufficient quantities on commercially reasonable terms; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; the impact of a challenging global economy, including the impact of inflation, or a downturn in served markets; inflation and changes in the price and availability of raw materials leading to higher input and labor costs; the competitiveness of the global markets in which we operate; the inability of the Company to develop and introduce new products; competitive responses to our products; the inability to successfully implement artificial intelligence into our product offerings and back office processes; our reliance on legacy information technology systems and the challenges associated with their maintenance and upgrade; difficulty in forecasting revenues due to the unpredictable timing of orders related to customer projects as well as the impacts of channel inventory; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the presence of substitute products in the marketplace; the impacts of extreme weather events and other climate-related catastrophes; the possibility of future epidemics or pandemics; volatility in credit and foreign exchange markets; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the inability to successfully complete and integrate acquisitions, in furtherance of the Company’s strategic plan, as well as the inability to accurately forecast the financial impacts of acquisitions; the inability to retain key employees; disruption of, or changes in, the Company’s key distribution channels; the presence of activists proposing certain actions by the Company; perceived or actual product failures; the impact of regulatory requirements and other legal compliance issues; inability to satisfy the increasing expectations with respect to sustainability matters; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; risks related to the use of open source software; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the period ended December 31, 2025, filed with the SEC on February 17, 2026. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Inc. delivers complete connection solutions that unlock untold possibilities for our customers, their customers and the world. We advance ideas and technologies that enable a safer, smarter and more prosperous future. Throughout our 120+ year history we have evolved as a company, but our purpose remains – making connections. By connecting people, information and ideas, we make it possible. We are headquartered in St. Louis and have manufacturing capabilities in North America, Europe, Asia and Africa. For more information, visit us at www.belden.com; follow us on Facebook, LinkedIn and X/Twitter.

BDC-Financial

Contact:
Belden Investor Relations
Aaron Reddington, CFA
(317) 219-9359
Investor.Relations@Belden.com